Exhibit 32.1

Certification of
Chief Executive Officer
of Prime Medical Services, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2004 of Prime Medical Services, Inc., a Delaware corporation (the “Issuer”).

I, Brad A. Hummel, the Chief Executive Officer of the Issuer, certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: November 5, 2004

/s/ Brad A. Hummel Brad A. Hummel President and Chief Executive Officer Prime Medical Services, Inc.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.